EXHIBITS

                               TO FORM 10-Q

                             FOR QUARTER ENDED

                              October 1, 1994







EXHIBIT 11.1

                            BAIRNCO CORPORATION
        CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
        FOR THE QUARTERS ENDED OCTOBER 1, 1994 AND OCTOBER 2, 1993
                                (Unaudited)



                                                   1994        1993
PRIMARY EARNINGS PER SHARE:

   Income from continuing operations           $ 1,745,000 $ 1,701,000
   (Loss) from discontinued operations, net of
     income taxes                                       --    (626,000)
   Net income                                  $ 1,745,000 $ 1,075,000

   Average common shares outstanding            10,500,000  10,500,000
   Common shares issuable in respect to common
     stock equivalents, with a dilutive effect          --          --
   Total common and common equivalent shares    10,500,000  10,500,000

Primary Earnings Per Common Share:
   Continuing operations                       $      0.17 $      0.16
   Discontinued operations                              --       (0.06)
     Total                                     $      0.17 $      0.10




FULLY DILUTED EARNINGS PER SHARE:

   Income from continuing operations           $ 1,745,000 $ 1,701,000
   (Loss) from discontinued operations, net of
     income taxes                                       --    (626,000)
   Net income                                  $ 1,745,000 $ 1,075,000

   Total common and common equivalent shares    10,500,000  10,500,000
   Additional common shares assuming
     full dilution                                      --          --
Total common shares assuming full dilution      10,500,000  10,500,000

Fully Diluted Earnings Per Common Share:
   Continuing operations                       $      0.17 $      0.16
   Discontinued operations                              --       (0.06)
     Total                                     $      0.17 $      0.10


Earnings per share are based on the average number of shares outstanding during each period. Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.

                                                           EXHIBIT 11.2

                               BAIRNCO CORPORATION
           CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
          FOR THE NINE MONTHS ENDED OCTOBER 1, 1994 AND OCTOBER 2, 1993
                                   (Unaudited)


                                                   1994        1993
PRIMARY EARNINGS PER SHARE:

   Income from continuing operations           $ 5,345,000 $ 5,418,000
   (Loss) from discontinued operations, net of
     income taxes                                       --  (1,038,000)
   Net income                                  $ 5,345,000 $ 4,380,000

   Average common shares outstanding            10,500,000  10,500,000
   Common shares issuable in respect to common
     stock equivalents, with a dilutive effect          --     109,000
   Total common and common equivalent shares    10,500,000  10,609,000

Primary Earnings Per Common Share:
   Continuing operations                       $      0.51 $      0.51
   Discontinued operations                              --       (0.10)
     Total                                     $      0.51 $      0.41




FULLY DILUTED EARNINGS PER SHARE:

   Income from continuing operations           $ 5,345,000 $ 5,418,000
   (Loss) from discontinued operations, net of
     income taxes                                       --  (1,038,000)
   Net income                                  $ 5,345,000 $ 4,380,000

   Total common and common equivalent shares    10,500,000  10,609,000
   Additional common shares assuming
     full dilution                                      --       7,000
   Total common shares assuming full dilution   10,500,000  10,616,000

Fully Diluted Earnings Per Common Share:
   Continuing operations                       $      0.51 $      0.51
   Discontinued operations                              --       (0.10)
     Total                                     $      0.51 $      0.41


Earnings per share are based on the average number of shares outstanding during each period. Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.